Exhibit 99.1

Empire Global Corp. Enters into Material Definitive Agreement to Acquire Licensed Gaming Company in Malta.

TORONTO, NEW YORK and ITALY, September 4, 2014 - Empire Global Corp. (the company) (EMGL.OTCQB) announced today the entry into a Material Definitive Agreement to acquire Streamlogue Holdings Ltd. The Agreement has a closing date of September 30, 2014 or sooner if practicable.

Streamlogue owns two operating subsidiaries licenced by the Lottery and Gaming Authority of Malta a B2B company which provides a "Live Online Casino" platform to global online gaming operators situated in authorised countries and a B2C company which operates a Live Online Casino for direct end user patrons that can establish betting accounts directly with the company.

The enterprise developed and owns its software and intellectual property and products and launched its operations in June 2014 and features fully equipped and audited live dealer feed casino studios with trained croupiers operating 24/7, State-of-the-Art technology including proprietary network cluster with fibre optic feed to a dedicated Data Centre and backed up at a major independent data centre in Malta as well as multiple IT backup redundancies coupled with 2 Power Generators for contingency.

Among some of the advanced assets, the technical design provides impressively rich graphics and makes the system easily scalable and customizable with third party gaming software and incorporates a robust 'back-office' administrative system, game functionality account control system as well as payment management module.

Michele Ciavarella, Chairman and Chief Executive Officer of Empire Global Corp., comments, "The acquisition of Streamlogue is a significant step towards the development of our business blueprint to become a recognised leader in the online global gaming and wagering space."

About Empire Global Corp.

Empire Global Corp. is a development stage company with a view to acquire and operate a portfolio of revenue producing commercial properties in broad industry classifications primarily focused on the hospitality, resort, recreation and travel industry. Additional information may be found on our website at www.emglcorp.com

Forward Looking Statements

Information in this news release may contain statements about future expectations, plans, prospects or performance of Empire Global Corp., that constitute forward-looking statements for purposes of the Safe Harbor Provisions under the Private Securities Litigation Reform Act of 1995. The words or phrases "plan", "can be," "expects," "may affect," "believed," "estimate," "project" and similar words and phrases are intended to identify such forward-looking statements. Empire Global Corp. cautions you that any forward-looking information provided by or on behalf of Empire Global Corp. is not a guarantee of future performance. None of the information in this press release constitutes or is intended as an offer to sell securities or investment advice of any kind. Empire Global Corp.'s actual results may differ materially from those anticipated in such forward-looking statements as a result of various important factors, some of which are beyond Empire Global Corp.'s control. In addition to those discussed in Empire Global Corp.'s press releases, public filings, and statements by Empire Global Corp.'s management, including, but not limited to, Empire Global Corp.'s estimate of the sufficiency of its existing capital resources, Empire Global Corp.'s ability to raise additional capital to fund future operations, Empire Global Corp.'s ability to repay its existing indebtedness, the uncertainties involved in estimating market opportunities, and in identifying contracts which match Empire Global Corp.'s capability to be awarded contracts. All such forward-looking statements are current only as of the date on which such statements were made. Empire Global Corp. does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contacts:
Michele Ciavarella, B.Sc.
Chairman and CEO
empireglobal@bell.net